Exhibit 32.2

 CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
                     906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Foamex International Inc. on Form 10-Q/A for the period ending March 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, K. Douglas Ralph, Executive Vice President and Chief Financial Officer of Foamex International Inc., certify, pursuant to 18 U.S.C.ss.1350, as adopted pursuant toss.906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Foamex International Inc.


/s/ K. Douglas Ralph
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K. Douglas Ralph
Executive Vice President and Chief
Financial Officer
January 22, 2004